EXHIBIT 23.1
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               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. (the "Company") on Form S-3 of our reports dated March 17, 2005, relating to the consolidated financial statements of the Company and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 2, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

New York, New York
August 24, 2005